EXHIBIT 10.1


                    100,000,000 (EXPANDABLE TO $150,000,000)


                  SECOND AMENDED AND RESTATED CREDIT AGREEMENT

                                   DATED AS OF

                                  MAY 29, 2002

                                      AMONG


                              IRT PROPERTY COMPANY


                      WACHOVIA BANK, NATIONAL ASSOCIATION,
                             AS ADMINISTRATIVE AGENT

                      AMSOUTH BANK AND WELLS FARGO COMPANY,
                             AS DOCUMENTATION AGENTS


                             THE BANKS LISTED HEREIN

                                       AND

                       FIRST UNION SECURITIES, INC. D/B/A
                              WACHOVIA SECURITIES,
                                   AS ARRANGER

                  SECOND AMENDED AND RESTATED CREDIT AGREEMENT


     THIS SECOND AMENDED AND RESTATED CREDIT AGREEMENT (this "Amendment and Restatement") is dated as of May 29, 2002 among IRT PROPERTY COMPANY (the "Borrower"), FIRST UNION SECURITIES, INC. d/b/a WACHOVIA SECURITIES, as Arranger (the "Arranger"), WACHOVIA BANK, NATIONAL ASSOCIATION, as Administrative Agent (the "Administrative Agent"), AMSOUTH BANK AND WELLS FARGO COMPANY, as
Documentation Agents and the BANKS listed on the signature pages hereof (collectively, the "Banks");


                              W I T N E S S E T H :
                              - - - - - - - - - -

     WHEREAS, the Borrower, the Banks, and the Administrative Agent executed and delivered that certain Credit Agreement, dated as of November 1, 1999, as amended by that certain First Amended and Restated Credit Agreement, dated as of November 1, 2000 (the "Credit Agreement");

     WHEREAS, the Borrower has requested and the Administrative Agent, the Arranger and the Banks have agreed to amend and restate the Credit Agreement in accordance with the terms and conditions hereof;

     NOW, THEREFORE, for and in consideration of the above premises and other good and valuable consideration, the receipt and sufficiency of which hereby is acknowledged by the parties hereto, the Borrower, the Administrative Agent, the Arranger and the Banks hereby covenant and agree as follows:

     1. Definitions. Unless otherwise specifically defined herein, each term used herein which is defined in the Credit Agreement shall have the meaning assigned to such term in the Credit Agreement. Each reference to "hereof", "hereunder", "herein" and "hereby" and each other similar reference and each reference to "this Agreement" and each other similar reference contained in the Credit Agreement shall from and after the date hereof refer to the Credit Agreement as amended and restated hereby.

     2. Restatement. The Credit Agreement as in effect on the date hereof hereby is incorporated and restated in its entirety, together with the amendments set forth herein.

     3. Amendment to Section 1.01. Section 1.01 of the Credit Agreement hereby is amended by (i) deleting the definitions of "Borrowing Base", "Commitment", "Consolidated Total Asset Value", "Consolidated Total Liabilities", "Consolidated Unsecured Interest Expense", "Consolidated Unsecured Senior Debt", "Consolidated Unencumbered Real Estate Assets", "Year 2000 Compliant and Ready" and "Y2K Plan", and substituting the following definitions of certain of such terms set forth below and (ii) adding the following definitions of "Anchor Tenant", "Assets Under Development", "Consolidated Total Liabilities", "Consolidated Unsecured Debt" , "Consolidated Unsecured Interest Expense", "Minimum Aggregate Occupancy Requirement", "Third Party Development Property" and "Third Party Development Property Purchase Obligations", all of such definitions to be substituted and added in the appropriate alphabetical order.

     "Anchor Tenant" means any supermarket, drug store, national value retailer, department store or other tenant leasing in excess of 10,000 square feet which has the traffic generating qualities necessary to be considered an anchor tenant.

     "Assets Under Development" shall mean, at any time, an amount equal to the sum of (A) 100% of the aggregate amount of cash expenditures made to acquire each unimproved Property then held for development, (B) an amount equal to the Joint Venture Share of 100% of the aggregate amount of cash expenditures made to acquire each unimproved Joint Venture Property then held for development, plus
(C) as to Third Party Development Properties, the aggregate amount of all Third Party Development Property Purchase Obligations, plus (D) the sum of the following items, in each case with respect to each Property or Joint Venture Property, as the case may be, as to which (x) actual construction or other physical development or redevelopment activities have commenced (excluding the preparation of land and utilities and other predevelopment activities), and (y) no certificate of occupancy (or comparable regulatory certification, permit, or approval, whether temporary or permanent, which permits lawful occupancy of such Property or Joint Venture Property (any such certificate or comparable certification, permit, or approval being referred to herein as a "Certificate of Occupancy")) shall have been issued or received:

     (i)     costs  then  budgeted  to  develop  such  unimproved Property, plus

     (ii) without duplication, where any such Property is being developed or redeveloped in phases, as to any phase which is still being developed or redeveloped and for which a Certificate of Occupancy has not been received, the cash expenditures made and costs then budgeted for development or redevelopment of such phase, plus

     (iii) an amount equal to the Joint Venture Share of costs then budgeted to develop such unimproved Joint Venture Property, plus

     (iv) without duplication, where any such Joint Venture Property is being developed or redeveloped in phases, as to any phase which is still being developed or redeveloped and for which a Certificate of Occupancy has not been received, an amount equal to the Joint Venture Share of the cash expenditures made and costs then budgeted for development or redevelopment of such phase (including indirect costs internally allocated in accordance with GAAP).

     "Borrowing Base" means the sum of each of the following, as determined by reference to the most recent Borrowing Base Certificate furnished pursuant to
Section 3.01(h) or Section 5.01(k), as applicable (and with respect to any Eligible Property which consists of phases, each phase thereof shall be separately categorized into clause (i), (ii) or (iii) below, as appropriate, so long as such phase could be separately financed on a stand-alone basis).

     (i) an amount equal to the product of: (x) the quotient of (1) the Net Operating Income (but for the Non-Wholly Owned Eligible Property, include only the Non-Wholly Owned Eligible Property Percentage thereof) for the 3 month period ending on the last day of the Fiscal Quarter just ended prior to the date of determination, from each Eligible Unencumbered Stabilized Property (excluding percentage rents received during such 3 month period, but including an amortized value for percentage rents received during the current Fiscal Year), divided by
(2) 0.0950 (which is the capitalization rate); times (y) 4 (which is the annualization factor); times (z) 0.60 (which is the advance rate); plus

     (ii) an amount equal to the lesser of: (A) the product of (x) 0.50 (which is the advance rate), times (y) the book value of Construction in Progress on the last day of the Fiscal Quarter just ended on all Eligible Properties not subject to a Mortgage and (B) $25,000,000; plus

     (iii) an amount equal to the product of (x) 0.60 (which is the advance rate), times (y) the acquisition cost of all Eligible Unencumbered Stabilized Property not owned for the entire 3 month period ending on the last day of the Fiscal Quarter just ended prior to the date of determination.

     "Commitment" means, with respect to each Bank, (i) the amount set forth opposite the name of such Bank on the signature pages hereof or in a Bank Joinder Agreement executed and delivered to the Administrative Agent pursuant to
Section 2.15, and (ii) as to any Bank which enters into any Assignment and Acceptance (whether as transferor Bank or as Assignee thereunder), the amount of such Bank's Commitment after giving effect to such Assignment and Acceptance, in each case as such amount may be reduced from time to time pursuant to Sections
2.09  and  2.10.

     "Consolidated Total Asset Value" means, on a consolidated basis for the Borrower/Parent and each Consolidated Entity, the sum of:

     (i) the amount equal to the product of: (x) the quotient of (1) the Net Operating Income for the 3 month period ending on the last day of the Fiscal Quarter just ended prior to the date of determination (excluding percentage rents received during such 3 month period, but including an amortized value for percentage rents received during the current Fiscal Year), from each Property (other than Property owned by Borrower or any Consolidated Entity for less than three months), divided by (2) 0.0950 (which is the capitalization rate); times
(y)  4  (which  is  the  annualization  factor);  plus

     (ii) an amount equal to the book value of (x) Construction in Progress plus (y) Properties consisting of unimproved land, as determined on the last day of the Fiscal Quarter just ended; plus

     (iii) an amount equal to the acquisition cost of improved Properties owned by Borrower or any Consolidated Entity less than three months, as determined on the last day of the Fiscal Quarter just ended; plus

     (iv) an amount equal to the sum of all unrestricted balances on deposit with banks or other financial institutions and all restricted cash held by a Qualified intermediary on behalf of the Borrower/Parent or any Guarantor; plus

     (v) for any Subsidiary which is not a Wholly Owned Subsidiary, an amount equal to the book value of the Ownership Percentage of such Subsidiary, as shown on the Borrower/parent's balance sheet; plus

     (vi) without duplication, the book value of all other C onsolidated Tangible Assets, plus

     (vii) the amount equal to the product of: (x) the quotient of the Joint Venture Share of (1) Joint Venture Net Operating Income for the 3 month period ending on the last day of the Fiscal Quarter just ended prior to the date of determination (excluding percentage rents received during such 3 month period, but including an amortized value for percentage rents received during the current Fiscal Year), from each Joint Venture Property (other than Property owned by Borrower or any Consolidated Entity for less than three months), divided by (2) 0.0950 (which is the capitalization rate); times (y) 4 (which is the annualization factor); plus

     (viii) an amount equal to the Joint Venture Share of book value of (A) Joint Venture Construction In Progress plus (B) Joint Venture Properties consisting of unimproved land, as determined on the last day of the Fiscal Quarter just ended; plus

     (ix) an amount equal to the Joint Venture Share of the acquisition cost of improved Joint Venture Properties owned by Borrower or any Consolidated Entity less than three months, as determined on the last day of the Fiscal Quarter just ended; plus

     (x) only for purposes of calculating Consolidated Total Asset Value under Sections 5.16 and 5.20, and without duplication, Third Party Development Property and amounts described in clause (D) of the definition of Assets Under Development; plus

     (xi) without duplication, an amount equal to the Joint Venture Share of the book value of the sum of the following: (a) the total assets of each Joint Venture, as set forth or reflected on the most recent balance sheet of each Joint Venture, prepared in accordance with GAAP, less (b) all assets which would be treated as intangible assets for balance sheet presentation purposes under GAAP, including, without limitation, goodwill (whether representing the excess of cost over book value of assets acquired, or otherwise), trademarks, tradenames, copyrights, patents and technologies, and unamortized debt discount and expense.

     "Consolidated Total Liabilities" means the total liabilities of the Borrower/Parent and the Consolidated Subsidiaries, on a consolidated basis (including liabilities on account of Dividends, whether paid or declared but not yet paid, and all Third Party Development Property Purchase Obligations), plus the aggregate amount of Debt Guaranteed by the Borrower/Parent, the Guarantors and the Subsidiaries (other than the debt of any of them), plus (iii) the Borrower/Parent's Joint Venture Share of the aggregate amount of Debt of all Joint Ventures at the end of the Borrower's most recent Fiscal Quarter.

     "Consolidated Unencumbered Real Estate Assets" means at any time, for the Borrower and each Consolidated Entity, determined on a consolidated basis, the sum of the amounts determined below (without duplication with respect to any Property), but only for retail shopping center Properties that are located in the continental United States of America, are of a type substantially consistent with the Borrower's portfolio as of March 31, 2002 (except that the Property known as "Industrial Property" or "I-85 Charlotte Industrial Property", located in Charlotte, NC, and the Property known as "Venice Plaza", located in Venice, FL, shall be included) and are either owned or as to which the land is ground leased by the Borrower or by a Subsidiary which is a Guarantor (including those that pursuant to Section 5.27 were required to become or have elected to become a Guarantor):

     (i) an amount equal to the product of: (1) 4 (which is the annualization factor); times (2) the quotient of (x) the Net Operating Income for the 3 month period ending on the last day of the Fiscal Quarter just ended prior to the date of determination, from each such Property not subject to a Mortgage and owned by the Borrower or any Guarantor for at least one Fiscal Quarter, divided by (y) 0.0950 (which is the capitalization rate); provided, that such Properties shall be included only to the extent that they, together with all other such Properties included in the calculation pursuant to this clause (i), satisfy the Minimum Aggregate Occupancy Requirement; plus

     (ii) an amount equal to the acquisition cost of improved Properties not subject to a Mortgage owned by Borrower or any Guarantor less than three months, as determined on the last day of the Fiscal Quarter just ended provided, that such Properties shall be included only to the extent that they, together with all other such Properties included in the calculation pursuant to this clause
(ii),  satisfy  the  Minimum  Aggregate  Occupancy  Requirement;  plus

     (iii) an amount equal to the lesser of (1) the sum of the book value of owned Properties not subject to a Mortgage and consisting of unimproved land for which there is an executed lease with an Anchor Tenant, as determined on the last day of the Fiscal Quarter just ended, plus the book value of Construction in Progress of owned Properties not subject to a Mortgage and (2) 15% of the sum of clauses (i) (ii) and (iii) without giving effect to this subclause (iii)(2);

     provided, however, that, in determining Consolidated Unencumbered Real Estate Assets, the aggregate amount attributable to all Properties as to which the land is ground leased by the Borrower or a Guarantor pursuant to the foregoing shall not exceed 7.5% of the sum of clauses (i), (ii) and (iii) without giving effect to this proviso.

     "Consolidated Unsecured Interest Expense" means at any time that portion of Consolidated Interest Expense attributable to Consolidated Unsecured Debt.

     "Consolidated Unsecured Debt" means Consolidated Debt (including Consolidated Debt that is expressly made subordinate to any other Consolidated
Debt) that is not subject to a Mortgage or any other Lien on any Property of the Borrower or any Consolidated Entity.

     "Minimum Aggregate Occupancy Requirement" means, with respect to owned or ground leased Properties included in the calculation of Consolidated Unencumbered Real Estate Assets, such owned or ground leased Properties that in the aggregate are at least 80% leased and under which rent is being recognized (pursuant to written leases which have been signed by both landlord and tenant, but including any month to month occupancy by any such tenant after the expiration of such written lease).

     "Third Party Development Property" means any property that is under development by a third party but which will become a Property or a Joint Venture Property upon the payment by the Borrower, any Consolidated Entity or any Joint Venture of the portion of the Third Party Development Property Purchase Obligations that pertains to such property.

     "Third Party Development Property Purchase Obligations" means, with respect to all written contracts for the purchase of a Third Party Development Property as to which all conditions precedent to the Borrower's, or any Consolidated Entity's or any Joint Venture's obligation to purchase such property have been satisfied, the sum of (i) the aggregate purchase price under all such purchase contracts payable by the Borrower or any Consolidated Entity and (ii) the Joint Venture Share of the aggregate purchase price under all such purchase contracts payable by a Joint Venture.

     4. Amendment to Section 2.07(a)(ii). The table in Section 2.07(a)(ii) of the Credit Agreement is deleted in its entirety and the following is substituted therefor:

                     LEVEL I     LEVEL II     LEVEL III     LEVEL IV     LEVEL V

                                              >=BBB         >=BBB-
                                 >=BBB+                                   <BBB-
                                               or Baa2       or Baa3
Debt Rating          >=A-         or Baa1                                  or
                                               but           but
                                  but                                      Baa3
                                               <BBB+ or      <BBB or
                                   <A-
                                               Baa1          Baa2

Applicable Margin      0.80%      0.85%       0.95%         1.05%          1.30%


     5. Amendment to Section 2.08. The table in Section 2.08 of the Credit Agreement is deleted in its entirety and the following is substituted therefor:

                  LEVEL I     LEVEL II     LEVEL III     LEVEL IV     LEVEL V
                  =======     ========     =========     ========     =======

                                            >=BB         >=BBB-
                              >=BBB+                                   <BBB-
                                            or Baa2       or Baa3
                  >=A-         or Baa1                                  or
                                            but           but
Debt Rating                    but                                      Baa3
                                            <BBB+ or      <BBB or
                               <A-
                                            Baa1          Baa2

Facility Fee      0.15%        0.15%        0.20%         0.20%         0.30%


     6. Amendment to Section 3.01. Section 3.01(j) of the Credit Agreement is deleted in its entirety. The word "and" is inserted after ";" at the end of
Section 3.01(h); and "; and" is deleted from Section 3.01 (i) and replaced with ".".

     7. Global Changes Regarding Year 2000. All references in the Credit Agreement to "Year 2000 Compliant and Ready" and "Y2K Plan" are hereby deleted. The provisions of Sections 4.19 and 5.26 of the Credit Agreement are hereby deleted and the headings for such sections are replaced with the words "Intentionally Omitted."

     8. Section 5.16. Section 5.16 of the Credit Agreement is deleted in its entirety and the following is substituted therefor:

     SECTION  5.16.  INVESTMENTS.

     Neither the Borrower, the Parent nor any of the Subsidiaries shall make Investments in any Person except (i) loans or advances to employees not exceeding $10,000,000 in the aggregate principal amount outstanding at any time, in each case made in the ordinary course of business and consistent with practices existing on December 31, 1998; (ii) deposits required by government agencies or public utilities, (iii) Investments in direct obligations of the United States Government maturing within one year, (iv) Investments in certificates of deposit issued by a commercial bank whose credit is satisfactory to the Administrative Agent, (v) Investments in commercial paper rated A1 or the equivalent thereof by S&P or P1 or the equivalent thereof by Moody's and in either case maturing within 6 months after the date of acquisition, (vi) Investments in tender bonds the payment of the principal of and interest on which is fully supported by a letter of credit issued by a United States bank whose long-term certificates of deposit are rated at least AA or the equivalent thereof by S&P and Aa or the equivalent thereof by Moody's, (vii) Investments existing on March 31, 2002, (viii) Investments in Guarantors (or in any Person which, upon the making of such Investment, becomes a Guarantor pursuant to
Section 5.27) and (ix) Investments (A) in partnerships, joint ventures, and other non-consolidated entities accounted for on an equity basis shall not exceed 25% of Consolidated Total Asset Value; (B) in Assets Under Development shall not exceed 20% of Consolidated Total Asset Value; (C) in undeveloped land shall not exceed 10.0% of Consolidated Total Asset Value; and (D) in mortgage loans shall not exceed 5.0% of Consolidated Total Asset Value. At no time shall the sum of items (ix)(A)) through (ix)(D)) above exceed 25% of Consolidated Total Asset Value; provided, however, immediately after giving effect to the making of any Investment, no Default shall have occurred and be continuing.

     9. Section 5.23. Section 5.23 of the Credit Agreement is deleted in its entirety and the following is substituted therefor:

     SECTION 5.23. RATIO OF CONSOLIDATED UNENCUMBERED REAL ESTATE ASSETS TO CONSOLIDATED UNSECURED DEBT.

     The ratio of Consolidated Unencumbered Real Estate Assets to Consolidated Unsecured Debt shall be greater than 1.70 to 1.00 for all times prior to and including May 1, 2003 and shall be greater than 1.75 to 1.00 at all times thereafter.

     10.     Replacement  of  Exhibit  F.   Exhibit  F  (Form  of  Compliance
Certificate) to the Credit Agreement hereby is deleted and Exhibit F attached hereto is substituted therefor.

     11.     Replacement  of  Exhibit  L.   Exhibit  L  (Form  of Borrowing Base
Certificate) to the Credit Agreement hereby is deleted and Exhibit L attached hereto is substituted therefor.

     12. Extension of Termination Date. Pursuant to Section 2.06(b) of the Credit Agreement, the Termination Date hereby is extended to May 29, 2005.

     13. Restatement of Representations and Warranties. The Borrower hereby restates and renews each and every representation and warranty heretofore made by it in the Credit Agreement and the other Loan Documents as fully as if made on the date hereof and with specific reference to this Amendment and Restatement and all other loan documents executed and/or delivered in connection herewith.

     14. Effect of Amendment. Except as set forth expressly hereinabove, all terms of the Credit Agreement and the other Loan Documents shall be and remain in full force and effect, and shall constitute the legal, valid, binding and enforceable obligations of the Borrower. The amendments contained herein shall be deemed to have prospective application only, unless otherwise specifically stated herein.

     15. Ratification. The Borrower hereby restates, ratifies and reaffirms each and every term, covenant and condition set forth in the Credit Agreement and the other Loan Documents effective as of the date hereof.

     16. Counterparts. This Amendment and Restatement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same instrument.

     17. Section References. Section titles and references used in this Amendment and Restatement shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreements among the parties hereto evidenced hereby.

     18. No Default. To induce the Agent and the Banks to enter into this Amendment and Restatement and to continue to make advances pursuant to the Credit Agreement, the Borrower hereby acknowledges and agrees that, as of the date hereof, and after giving effect to the terms hereof, there exists (i) no Default or Event of Default and (ii) no right of offset, defense, counterclaim, claim or objection in favor of the Borrower arising out of or with respect to any of the Loans or other obligations of the Borrower owed to the Banks under the Credit Agreement.

     19. Further Assurances. The Borrower agrees to take such further actions as the Agent shall reasonably request in connection herewith to evidence the amendments herein contained.

     20. Governing Law. This Amendment and Restatement shall be governed by and construed and interpreted in accordance with, the laws of the State of Georgia.

     21. Conditions Precedent. This Amendment and Restatement shall become effective only upon receipt by the Administrative Agent of the following:

     (b) from each of the parties hereto either (i) a duly executed counterpart of this Amendment and Restatement signed by such party or (ii) a facsimile transmission of such executed counterpart (with the original to be sent to the Administrative Agent by overnight courier);

     (c) a certificate (the "Closing Certificate"), dated as of the date hereof, signed by an Executive Officer (other than the Secretary), to the effect that, to the best of his or her knowledge, (i) no Default has occurred and is continuing and (ii) the representations and warranties of the Borrower contained in Article IV of the Credit Agreement are true on and as of the date hereof, unless such representations or warranties expressly relate to an earlier date;

     (d) all documents which the Administrative Agent or any Bank may reasonably request relating to the existence of the Borrower and the Guarantors, the corporate authority for and the validity of this Amendment and Restatement, the Notes, the Guaranty and any other matters relevant hereto, all in form and substance satisfactory to the Administrative Agent, including, without limitation, a certificate of each of the Borrower and the Guarantors (the "Officer's Certificate"), signed by the Secretary or an Assistant Secretary of the General Partner and the Guarantors, respectively, and as to the names, true signatures and incumbency of the officer or officers of the General Partner or Guarantors authorized to execute and deliver this Amendment and Restatement, and certifying that the organizational documents delivered to the Administrative Agent and the Banks pursuant to clauses (i) through (iii), inclusive, of Section 3.01(f) of the Credit Agreement are still in full force and effect as of the date hereof and have not been amended (or, if and to the extent that any of them have been amended, attaching certified copies of the amendments); and

     (e) execution and delivery of the Consent and Reaffirmation of Guarantors at the end hereof by each of the Guarantors.


                       [SIGNATURES COMMENCE ON NEXT PAGE]

     IN WITNESS WHEREOF, the Borrower, the Administrative Agent, the Syndication Agent and each of the Banks has caused this Amendment and Restatement to be duly executed, under seal, by its duly authorized officer as of the day and year first above written.

                                IRT  PROPERTY  COMPANY


                                ------------------(SEAL)
                                as  Borrower


                                       By: /s/  James G. Levy
                                          ---------------------
                                       Title: Executive Vice President &
                                              Chief Financial Officer

Commitment:     $25,000,000      WACHOVIA  BANK,  NATIONAL
                                 ASSOCIATION, as Administrative
                                 Agent and  a  Bank    (SEAL)


                                 By: /s/  Wachovia Bank
                                    ---------------------
                                 Title: Director

Commitment:     $25,000,000      AMSOUTH  BANK, as Documentation
                                 Agent  and  a  Bank    (SEAL)


                                 By: /s/  Amsouth Bank
                                    ---------------------
                                 Title: Commercial Loan Officer

Commitment:     $25,000,000      WELLS  FARGO COMPANY, as
                                 Documentation Agent and a Bank   (SEAL)


                                 By:/s/  Wells Fargo Company
                                    -------------------------
                                 Title: Vice President

Commitment:     $15,000,000       SOUTHTRUST  BANK,
                                  as  a  Bank    (SEAL)


                                  By:/s/  SouthTrust Bank
                                    ----------------------
                                  Title: Assistant Vice President

Commitment:     $10,000,000       SUNTRUST  BANK,
                                  as  a  Bank   (SEAL)


                                  By:/s/  SunTrust Bank
                                     -------------------
                                  Title:First Vice President



TOTAL  COMMITMENTS:  $100,000,000

                     CONSENT AND REAFFIRMATION OF GUARANTORS

Each of the undersigned (i) acknowledges receipt of the foregoing Amendment and Restatement to Credit Agreement (the "Amendment and Restatement"), (ii) consents to the execution and delivery of the Amendment and Restatement by the parties thereto and (iii) reaffirms all of its obligations and covenants under the Guaranty Agreement dated as of November 1, 1999 executed by it, and agrees that none of such obligations and covenants shall be affected by the execution and delivery of the Amendment and Restatement. This Consent and Reaffirmation may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same instrument.

                                      IRT  CAPITAL  CORPORATION  II ___ (SEAL)


                                      By: /s/  Thomas H. McAuley
                                         ---------------------------
                                      Thomas  H.  McAuley
                                      President

                                      IRT  PARTNERS  L.P.     (SEAL)

                                      By: IRT Property Company, general partner


                                      By: /s/  James G. Levy
                                         --------------------------
                                          James  G.  Levy
                                          Executive  Vice  President  and Chief
                                          Financial  Officer

                                      IRT  MANAGEMENT  COMPANY     (SEAL)


                                      By: /s/  James G. Levy
                                         --------------------------
                                          James  G.  Levy
                                          Treasurer

                                      IRT  ALABAMA,  INC.     (SEAL)


                                      By: /s/  James G. Levy
                                         --------------------------
                                          James  G.  Levy
                                          Treasurer